Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in Registration Statements on Form S-1 (File Nos. 333-147019 and 171837) and Form S-8 (File No. 333-171112) of Prosper Marketplace, Inc., of our report dated March 29, 2011, except for Note 1, paragraph 5, and Note 18, paragraph 4, as to which the date is August 3, 2011, on the consolidated financial statements of Prosper Marketplace, Inc., which appears in this Current Report on Form 8-K dated August 3, 2011.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
August 3, 2011